UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2007

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On June 29, 2007, AmerisourceBergen Corporation (the “Registrant”) sent an updated notice to participants in each of the AmerisourceBergen Corporation Employee Investment Plan and the PharMerica, Inc. 401(k) Profit Sharing Plan informing them that certain changes will be made to the plans as a result of the Registrant’s planned spin off of PharMerica Long-Term Care pursuant to an agreement between the Registrant and Kindred Healthcare, Inc. to combine their institutional pharmacy businesses into a separate public company (the “Transaction”). The updated notice was required because the expected closing date of the Transaction had been changed to July 31, 2007. This notice was required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 and was provided to the Registrant by the plan administrator on June 29, 2007.

The notice stated that, during a specified time period while these changes are implemented, participants would not be able to direct or diversify the assets held in the AmersiourceBergen Corporation Stock Fund or the PharMerica Stock Fund or obtain a loan or a distribution from the plans. The notice stated that this period was expected to begin during the week of July 23, 2007 and was expected to end during the week of August 6, 2007, but was not expected to last longer than 5 business days. This period is referred to as the “Blackout Period.”

On July 3, 2007, the Registrant sent an updated blackout trading restriction notice (the “BTR Notice”) to its directors and executive officers. The BTR Notice stated that during the upcoming Blackout Period directors and executive officers would be prohibited from purchasing, selling or otherwise transferring shares of the Registrant’s common stock (including derivative securities pertaining to such shares) acquired in connection with their service as a director or employment as an executive officer of the Registrant. This trading restriction and notice are required by Section 306(a) of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission Regulation BTR.

During the Blackout Period and for a period of two years thereafter, directors and executive officers may obtain, without charge, information regarding the Blackout Period (including the actual dates of the Blackout Period) by contacting John G. Chou, Senior Vice President, General Counsel and Secretary, AmerisourceBergen Corporation, 1300 Morris Drive Chesterbrook, PA 19087, or by telephone at (610)-727-7000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: July 3, 2007	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer